                                                                     EXHIBIT 1.2

Paramount Capital, Inc.
Page i


                                   EXHIBIT C

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.



                          ARONEX PHARMACEUTICALS, INC.



                     WARRANT FOR THE PURCHASE OF SHARES OF
                                  COMMON STOCK

No. CW- [ ]                                                         [  ] Shares


              FOR VALUE RECEIVED, ARONEX PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), hereby certifies that [NAME], its designee or its permitted assigns is entitled to purchase from the Company, at any time or from time to time commencing on [INSERT DATE THAT IS ONE YEAR FROM THE EFFECTIVE DATE] and prior to 5:00 P.M., New York City time, on [INSERT DATE THAT IS FIVE YEARS FROM THE EFFECTIVE DATE], [INSERT NUMBER OF SHARES] (_______) fully paid and non-assessable shares of common stock, $.001 par value per share, of the Company for an aggregate purchase price of $_______. (Hereinafter, (i) said common stock, $.001 par value per share, of the Company, is referred to as the "COMMON STOCK", (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "WARRANT SHARES", (iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the "AGGREGATE WARRANT PRICE",
(iv) the price payable (initially $______ per share, subject to adjustment) for each of the Warrant Shares hereunder is referred to as the "PER SHARE WARRANT PRICE", (v) this Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "WARRANTS", (vi) the holder of this Warrant is referred to as the "HOLDER" and the holder of this Warrant and all other Warrants and Warrant Shares are referred to as the "HOLDERS" and





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Paramount Capital, Inc.
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Holders of more than fifty percent (50%) of the outstanding Warrants and
Warrant Shares are referred to as the "MAJORITY OF THE HOLDERS") and (vii) the then Current Market Price per share of the Common Stock (the "CURRENT MARKET PRICE") shall be deemed to be the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing sale price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share sale price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors. The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares deliverable upon exercise of this Warrant shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

              This Warrant, together with Warrants of like tenor, constituting in the aggregate Warrants to purchase [INSERT NUMBER OF SHARES] Warrant Shares, was originally issued pursuant to an agency agreement between the Company and Paramount Capital, Inc., as placement agent (THE "PLACEMENT AGENT") in connection with the offering (THE "OFFERING") of 4,500,000 shares (THE "SHARES").

              1.     EXERCISE OF WARRANT.

              (a) This Warrant may be exercised in whole at any time, or in part from time to time, commencing on [INSERT DATE THAT IS 12 MONTHS FROM THE EFFECTIVE DATE] and prior to 5:00 P.M., New York City time, on [INSERT DATE THAT IS FIVE YEARS FROM THE EFFECTIVE DATE] by the Holder:

                     (i) by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in
Section 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of the Company; or

                     (ii) by the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a "CASHLESS EXERCISE") at the address set forth in Section 10(a)





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Paramount Capital, Inc.
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hereof.  Such presentation and surrender shall be deemed a waiver of the
Holder's obligation to pay the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then Current Market Price and the Per Share Warrant Price, and the denominator of which shall be the then Current Market Price. For purposes of any computation under this
Section 1(a), the then Current Market Price shall be based on the trading day prior to the Cashless Exercise.

              (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

              2.     RESERVATION OF WARRANT SHARES; LISTING.

              The Company agrees that, prior to the expiration of this Warrant, the Company shall at all times have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal and use its best efforts to keep the Warrant Shares authorized for listing on the Nasdaq National Market or, if the Common Stock is no longer traded there, the Nasdaq SmallCap Market, any national securities exchange, or other trading market on which the Common Stock trades, upon notice of issuance.

              3.     PROTECTION AGAINST DILUTION.

              (a) If, at any time or from time to time after the date of this Warrant, the Company shall (i) subdivide its outstanding shares of Common Stock into a greater number of shares or (ii) combine its outstanding shares of Common Stock into a smaller number of shares, the Per





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Paramount Capital, Inc.
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Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company that the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

              (b) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Section 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than twenty (20) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

              (c) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants. The Company may, but shall not be obligated to unless requested





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Paramount Capital, Inc.
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by a Majority of the Holders, obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares in effect after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

              4. FULLY PAID STOCK; TAXES. The shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof to the extent required because of the issuance by the Company of such security.

              5.     REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED.
(a) As used in this Agreement, the following terms shall have the following meanings:

                     (i) "Effective Date" shall mean the date on which the registration statement filed in connection with the Offering was declared effective by the SEC.

                     (ii) "Holders" shall mean the Subscribers and any Person holding Registrable Securities to whom the rights under this Section 5 have been transferred in accordance with Section 5(k) hereof.

                     (iii) "Person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

                     (iv) The terms "register," "registered" and "registration" refer to the registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

                     (v) "Registrable Securities" shall mean the shares of Common Stock issuable upon exercise of the Warrants; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt





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Paramount Capital, Inc.
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from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held by a Holder or a permitted transferee pursuant to Section 5(k).

                     (vi) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 5(b) and 5(c) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding selling commissions, fees of legal counsel for any Holder).

                     (vii) "Registration Period" shall have the meaning ascribed to such term in Section 5(d).

                     (viii) "Securities Act" shall mean the Securities Act of 1933, as amended.

                     (ix) "SEC" shall mean the United States Securities and Exchange Commission.

                     (x) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

                     (xi) "Shelf Registration Statement" shall have the meaning ascribed to such term in Section 5(b).

              (b) Demand Registration Rights. At any time after the date that is 12 months from the Effective Date, and continuing for a period of five
(5) years thereafter, a Majority of the Holders may demand that the Company (A) file with the SEC a shelf registration statement under the Act (a "Shelf Registration Statement") with respect to the Registrable Securities and use its best efforts to have such Shelf Registration Statement declared effective by the SEC and (B) use its best efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as may be so reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities. Notwithstanding the foregoing, the Company will not be obligated to enter into any underwriting agreement for the sale of any of the Registrable Securities.





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Paramount Capital, Inc.
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              (c)    Piggy-Back Registration Rights.  (i)       The Company
agrees that if, at any time, and from time to time, commencing on the date that is nine (9) months from the Effective Date and ending on the date that is seven years from the Effective Date, the Board of Directors of the Company shall authorize the filing of a registration statement under the Securities Act (other than the initial public offering of the Company's Common Stock or a registration statement on Form S-8, Form S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company shall,
(A) promptly notify the Holder that such registration statement will be filed and that the Registrable Securities will be included in such registration statement at the Holder's request, (B) cause such registration statement to cover all such Registrable Securities for which the Holder requests inclusion,
(C) use its reasonable best efforts to cause such registration statement to become effective as soon as practicable and (D) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all such Registrable Securities to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder to effect the proposed sale or other disposition, but in no event greater than nine (9) months.

                     (ii) Notwithstanding any other provision of this Agreement, other than with respect to a registration statement filed pursuant to Section 5(b), the Company may at any time, abandon or delay any registration commenced by the Company. In the event of such an abandonment by the Company, the Company shall not be required to continue registration of the Registrable Securities requested by the Holder for inclusion and the Holder shall retain the right to request inclusion of Registrable Securities in accordance with
Section 5(c)(i).

              (d) Obligations. Whenever required under this Agreement to include Registrable Securities in a Company registration statement, the Company shall, as expeditiously as reasonably possible:

                     (i) use its best efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective until the Holders have completed the distribution described in the registration statement relating thereto or nine (9) months, whichever is longer. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as "the Registration Period." Notwithstanding the foregoing, at the Company's election, the Company may cease to keep such registration, qualification, exemption or compliance effective with respect to any Registrable Securities, and the registration rights of a Holder shall expire, at such time as the Holder may sell under Rule 144(k) under the Act (or other exemption from registration





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Paramount Capital, Inc.
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acceptable to the Company) in a three-month period all Registrable Securities then held by such Holder; and

                     (ii)   advise the Holders:

                            (A)    when such registration statement or any
amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;

                            (B)    of any request by the SEC for amendments or
supplements to such registration statement or the prospectus included therein or for additional information;

                            (C)    of the issuance by the SEC of any stop order
suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose;

                            (D)    of the receipt by the Company of any
notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                            (E)    of the happening of any event that requires
the making of any changes in such registration statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

                     (iii) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

                     (iv) furnish to each Holder, without charge, at least one copy of such registration statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the SEC;

                     (v) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such registration statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In





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Paramount Capital, Inc.
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addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder of more than 10% of the Warrants or Warrant Shares, as the case may be, or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in such registration statement covering the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Act, including the reasonable production of information at the Company's headquarters;

                     (vi) during the Registration Period, deliver to each Holder, without charge, (A) as soon as practicable (but in the case of the annual report of the Company to its stockholders, within 120 days after the end of each fiscal year of the Company) one copy of: (1) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing); (2) if not included in substance in its annual report to stockholders, its annual report on Form 10-KSB (or similar form); (3) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-QSB (or similar form), and (4) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (A) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause
(4), and all other information that is generally available to the public;

                     (vii) prior to any public offering of Registrable Securities pursuant to any Registration Statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such registration statement;

                     (viii) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request at least three (3) business days prior to sales of Registrable Securities pursuant to such registration statement;

                     (vix)  upon the occurrence of any event contemplated by
Section 5(c)(i)(E) above, the Company shall promptly prepare a post-effective amendment to such registration





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Paramount Capital, Inc.
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statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                     (x) use its best efforts to comply with all applicable rules and regulations of the SEC, and will make generally available to the Holders not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of such registration statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Act.

              (e) Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder's Registrable Securities.

              (f) Expenses of Company Registration. The Company shall bear and pay all Registration Expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Sections 5(b) and/or 5(c) for each Holder relating or apportionable thereto, but excluding Selling Expenses. Notwithstanding the foregoing, each Holder shall pay all registration expenses that such Holder is required to pay under applicable law.

              (g) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 5(c) to include any Holder's Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included





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Paramount Capital, Inc.
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therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder who is a holder of Registrable Securities and is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

              (h) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

              (i) Indemnification. In the event that any Registrable Securities are included in a registration statement under this Agreement:

                     (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.





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Paramount Capital, Inc.
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                     (ii)   To the extent permitted by law, each selling Holder
will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5(i), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 5(i) exceed the gross proceeds from the offering received by such Holder.

                     (iii) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

                     (iv) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability,

Paramount Capital, Inc.
Page xiii


claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                     (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                     (vi) The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

              (j) Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                     (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                     (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                     (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (A) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (B) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

Paramount Capital, Inc.
Page xiv


              (k) Permitted Transferees. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Agreement may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities if: (i) such Holder gives prior written notice to the Company; (ii) such transferee agrees to comply with the terms and provisions of this Agreement; (iii) such transfer is otherwise in compliance with this Agreement and (iv) such transfer is otherwise be effected in accordance with applicable securities laws. Except as specifically permitted by this Section 5(k), the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

              (l) Termination of Registration Rights. In addition, the right of any Holder to request inclusion in any registration pursuant to Sections 5(b) and 5(c) shall terminate if all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144.

               7.     INVESTMENT INTENT; LIMITED TRANSFERABILITY.

              (a) The Holder represents, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

              (b) The Holder, by its acceptance of this Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Act"). The Holder agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

              (c) This Warrant may not be sold, transferred, assigned or hypothecated for 12 months from the Effective Date except (i) to any firm or corporation that succeeds to all or substantially all of the business of Paramount Capital, Inc., (ii) to any of the officers of Paramount

Paramount Capital, Inc.
Page xv


Capital, Inc., or of any such successor firm, (iii) to any NASD member participating in the Offering or any officer of any such NASD member or (iv) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, and is so transferable only upon the books of the Company, which the Company shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered Holders of Warrant. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

              8. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

              9. WARRANT HOLDER NOT STOCKHOLDER. This Warrant does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.

              10. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

              (a) the Company at 8707 Technology Forest Place, The Woodlands, Texas 77381-1191, Attn: CEO or such other address as the Company has designated in writing to the Holder, or

              (b) the Holder at c/o Paramount Capital, Inc., 787 Seventh Avenue, New York, NY 10019 or other such address as the Holder has designated in writing to the Company.

              11. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

Paramount Capital, Inc.
Page xvi


              12. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

              13. AMENDMENT, WAIVER, ETC. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Majority of the Holders.

Paramount Capital, Inc.
Page xvii




              IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and has caused its corporate seal to be hereunto affixed and attested by its Secretary this __TH day of __________, 1999.


                                   ARONEX PHARMACEUTICALS, INC.



                                   By:
                                      -----------------------------------
                                   Name:  Geoffrey Cox
                                   Title: Chief Executive Officer and
                                          Chairman of the Board of Directors



ATTEST:



-----------------------------
Secretary

[Corporate Seal]

Paramount Capital, Inc.
Page xviii


                              SUBSCRIPTION (CASH)

              The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________________ shares of the Common Stock, par value $.001 per share, of Aronex Pharmaceuticals, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:                                     Signature:
      ---------------                                -------------------------
                                           Address:
                                                   ---------------------------


                               CASHLESS EXERCISE

              The undersigned ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ___________________ shares of Common Stock, par value $.001 per share, of Aronex Pharmaceuticals, Inc. pursuant to the Cashless Exercise provisions of the Warrant.

Dated:                                     Signature:
      ---------------                                -------------------------
                                           Address:
                                                   ---------------------------


                                   ASSIGNMENT

              FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint
_____________________, attorney, to transfer said Warrant on the books of Aronex Pharmaceuticals, Inc.

Dated:                                     Signature:
      ---------------                                -------------------------
                                           Address:
                                                   ---------------------------





                                    C-xviii

Paramount Capital, Inc.
Page xix


                               PARTIAL ASSIGNMENT

              FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of Common Stock, par value $.001 per share, of Aronex Pharmaceuticals, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer such part of said Warrant on the books of Aronex Pharmaceuticals, Inc.


Dated:                                     Signature:
      ---------------                                -------------------------
                                           Address:
                                                   ---------------------------





                                     C-xix